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                                 LEASE AGREEMENT

         THIS AGREEMENT OF LEASE ("Lease"), made as of the _____ day of ______, 1998, by and between Bryn Mawr Mall Associates, a Pennsylvania limited partnership ("Landlord")

                                      A N D

         Fidelity Leasing, Inc. ("Tenant").

         Tenant and Landlord, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged and intending to be legally bound hereby, agree as follows:

         1.       Lease and Premises.

                  A. Subject to the provisions of this Lease, Landlord hereby demises and leases to Tenant and Tenant hereby leases from Landlord that certain property consisting of a minimum of 20,000 rentable square feet (as measured consistent with BOMA standards) in Building II, Commons at Brandywine, Airport Road and Wrights Lane, West Goshen Township, Chester County, Pennsylvania, as more fully described or shown on Exhibit "A," attached hereto and incorporated herein by reference, and further subject to the final space plan (the "Space Plan") to be prepared by Tenant and approved by Landlord (the "Premises").

                  B. The Premises shall be occupied and used for office purposes only and in accordance with all applicable laws, ordinances and regulations.

                  C. Landlord shall provide a "turnkey" project, with the Tenant improvements to be performed by the Landlord in accordance with Tenant's space plan to be attached hereto and incorporated herein by reference as Exhibit "B". Specifications shall be building standard, as determined by Landlord (cost not to exceed $20.00 per r.s.f.), unless otherwise noted on the Space Plan. Landlord shall use best efforts to construct and complete the 20,000 square foot section shown on the Space Plan prior to the "Lease Commencement Date" (as hereinafter defined). In the event the Tenant improvements do not utilize the entire $20.00 per r.s.f. figures set forth above, Tenant may utilize any unused portion thereof for telephone and computer cabling purposes.

         2.       Term.

                  A. The term of this Lease shall be for six (6) years and two
(2) months, commencing November 1, 1998 (the "Lease Commencement Date"). Subject to the provisions of paragraph 28, the term of this Lease shall expire, without the necessity of any notice from either party to the other, on December 31, 2004, provided, however, that Landlord shall give written notice of the impending expiration of the Lease not more than twelve (12) months and not less than ten (10) months prior to its expiration. Tenant shall, at the request of Landlord, execute a "Lease Commencement Memorandum", setting forth the Lease Commencement Date

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and such other provisions as reasonably required by Landlord and/or Landlord's lender(s).

                  B. If Tenant remains in possession of the Premises after the expiration of the term of this Lease without the written consent of Landlord, such holding over shall, if rent is accepted by Landlord for any period after the expiration of the term, create a tenancy from month to month with respect to the Premises on all of the same terms and conditions as are in effect on the last day of the preceding term, except that the monthly minimum rental shall be increased to an amount equal to one and one-half times the minimum monthly rental effective on the last day of the preceding term.

         3.       Base Minimum Rent.

                  A. The base minimum rent payable by Tenant to Landlord during the six (6) year, two (2) month term shall be payable in monthly installments in lawful money of the United States of America, in advance on or before the first day of each month, with such base minimum rent payments to begin on the first day of the third month following the Lease Commencement Date (with Tenant enjoying free minimum monthly rent for the first two (2) full months following the Lease Commencement Date) and to continue thereafter as follows:

                                  Rent             Minimum           Minimum
                                   Per              Annual           Monthly
            Year                Square Foot          Rent              Rent
            ----                -----------        -------           -------
1.    1/1/99 - 12/31/99           $17.50          $350,000.00       $29,166.67
2.    1/1/00 - 12/31/00           $18.00           360,000.00        30,000.00
3.    1/1/01 - 12/31/01           $18.50           370,000.00        30,833.33
4.    1/1/02 - 12/31/02           $19.00           380,000.00        31,166.67
5.    1/1/03 - 12/31/03           $19.50           390,000.00        32,500.00
6.    1/1/04 - 12/31/04           $20.00           400,000.00        33,333.33


                        In the event that the actual square footage, calculated with reference to paragraph 1A, above, is greater than or less than 20,000 rentable square feet, the minimum annual rent and minimum monthly rent figures set forth above shall be adjusted by multiplying the actual rentable square feet by the rent per square foot figures set forth above. Such adjustment shall be set forth in the Lease Commencement Memorandum referenced in paragraph 2A, above.

                  B. In the event Landlord completes the Tenant improvements (referenced in paragraph 1(C), above) prior to the Lease Commencement Date, Tenant shall pay minimum monthly rent, prorated, based upon the number of days such work is completed prior to the Lease Commencement Date. Conversely, in the event such work is not completed until following the Lease Commencement Date, Tenant's base minimum rent payment obligation shall abate for a

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like number of days as of December 1, 1998. In the event Tenant accesses the
Premises (or any other person or entity accesses the Premises with the express or implicit consent of Tenant), all terms, conditions and provisions of this Lease shall be in full force and effect, excepting only Tenant's obligation to pay base minimum rent, which is addressed above. Tenant may terminate this Lease and have all deposits and rents returned to it if the Tenant improvements referenced in paragraph 1C are not completed within ninety (90) days from the date of execution of this Lease, unless Landlord's inability to complete such improvements is due to force majeure (which shall include, but shall not be limited to, unavailability of building materials).

         4.       Additional Rent.

                  As additional rent hereunder, Tenant shall pay (either directly to the third party provider or to Landlord, as hereinafter set forth) the following at or before the times such payments are due, but in no event later than ten (10) days following rendition by Landlord of a bill therefor (if applicable):

                  A. All charges for electrical service, use and consumption relating to the Premises, which shall be separately metered at Landlord's expense.

                  B. Commencing January 1, 2000, Tenant shall pay to Landlord, in monthly installments due and payable with the base minimum rental payments hereunder, "Tenant's Proportionate Share" (as hereinafter defined) of the "Operating Expenses" in excess of (or over) the "Base Year Operating Expenses" (as both terms are hereafter defined), in accordance with the following:

                          (i) "Tenant's Proportionate Share" shall mean 48.3%
(20,000 square feet divided by 41,397 square feet). Provided, however, that the "Tenant's Proportionate Share" number shall be recalculated in the event the rentable square footage figure is revised due to the BOMA measurements referenced in paragraph 1A, above.

                          (ii) "Operating Expenses" shall mean all costs and
expenses incurred by Landlord in connection with the ownership, operation and management of the property of which the Premises is a part (the "Property"), excluding only the Landlord's financing/debt service, ground rents, leasing commissions and all federal, state and local income taxes levied upon Landlord's income generally. Operating Expenses shall include, but shall not be limited to, all taxes, assessments and charges of whatsoever nature levied upon or with respect to the Property (except as set forth above); all premiums insuring the Property from and against loss or damage by fire, vandalism and other casualty which Landlord desires to insure against, as well as coverage insuring Landlord against liability for bodily injury (including death) and property damage and such other coverage as determined or required by Landlord and/or Landlord's mortgagee; all costs and expenses of management (including management fees - and the current management fee percentage (4%) shall not be increased in calculating "Operating Expenses"), legal and accounting expenses (but excluding legal and accounting expenses

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incurred in connection with an individual tenant or any matter involving fewer than all tenants of the building of which the Premises is a part), maintenance, repair and replacement with respect to the Property and all buildings and improvements thereon, whether structural, non-structural or otherwise (but excluding foundation, load-bearing walls, roof and, with respect to replacement matters, plumbing and HVAC systems), and all snow removal, maintenance, repair, replacement of pavement, parking, landscaping (including grass-cutting and shrubbery trimming), all utilities and services which are not separately metered for each tenant, and all other costs and expenses of maintenance, repair and replacement affecting or relating to the Property. In the event an individual component of "Operating Expenses" is for a capital expenditure with a useful life of greater than one (1) year, Landlord shall amortize such component over its useful life and the amortized portion thereof shall be included in "Operating Expenses" (e.g., capital expenditure of $30,000.00, for an item with a 10 year useful life, then $3,000.00 ($30,000.00 divided by 10) would be included in "Operating Expenses" for that given year).

This paragraph shall apply to all years of the Lease including any extensions pursuant to options or otherwise.

                          (iii) "Base Year Operating Expenses" shall mean the
Operating Expenses for calendar year 1999, grossed up with respect to non-fixed operating expense components to reflect a 95 percent occupancy for the full year.

                          (iv) On or about January 1, 2000, Landlord shall
advise Tenant of the Base Year Operating Expense figure and shall also provide Tenant with: (a) an estimate of the Operating Expense figure for calendar year 2000 and (b) the monthly payment required of Tenant for calendar year 2000 to satisfy Tenant's Proportionate Share of Operating Expenses over Base Year Operating Expenses for the year 2000. Tenant shall thereafter pay (with the monthly installments of base minimum rent) the monthly payment referenced above. The foregoing procedure and calculation shall likewise be implemented on or about January 1, 2001, January 1, 2002, January 1, 2003, and January 1, 2004, and Tenant's monthly payment obligations for each such year shall be adjusted accordingly as a result of such calculation.

                          (v) Within sixty (60) days of the end of each calendar
year, Landlord shall provide Tenant with a statement of actual Operating Expenses for the calendar year just ended and a calculation of the precise figure for Tenant's Proportionate Share of Operating Expenses for such year just then ended. In the event Tenant's payments actually made during the preceding calendar year are less than Tenant's actual obligations as calculated by Landlord in accordance with the above, Tenant shall, within ten (10) days of demand from Landlord, pay to Landlord the difference between the actual calculated obligations and the amounts actually paid for such year just then ended. In the event of a Tenant overpayment, Tenant shall receive a credit against the next required payment obligation(s) of Tenant with respect to Tenant's Proportionate Share of Operating Expenses.

                          (vi) All calculations and determinations referenced
above shall

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be made by Landlord in Landlord's reasonable business determination. Provided, however, that at the reasonable request of Tenant Landlord shall provide Tenant with photocopies of tax bills, insurance invoices and other documentation reasonably requested by Tenant to verify Operating Expense figures.

                  C. All sums which may become due by reason of the failure of Tenant to comply with any of the terms, covenants and conditions of this Lease, to be kept and observed by Tenant, and any and all damages, costs and expenses (including, without limitation thereto, attorneys' fees) which Landlord may suffer or incur by reason of any such failure, failures, default or defaults of Tenant, together with interest at a rate equal to two (2) percentage points above the Wall Street Journal announced prime interest rate in effect at the time of payment.

                  D. All charges for janitorial services to the Premises, which Tenant shall pay directly to Landlord upon presentation of invoices therefor.

         5.       Utilities.

                  Under no circumstances shall Landlord be required to furnish or be responsible for the furnishing of utilities or the failure of any utility companies, public authorities or others to furnish any utilities or any other service of any kind to the Premises or any part thereof.

         6.       Maintenance, Repairs and Replacements.

                  A. Following Landlord's completion of the Tenant improvements referenced in paragraph 1C, above, Tenant shall be responsible for all maintenance, repairs and non-structural (with structural being defined as foundation, load-bearing walls, plumbing, HVAC systems and roof) replacements to or for the benefit of the Premises which are not otherwise included in "Operating Expenses" and, at Tenant's sole expense, shall make all maintenance, repairs and non-structural (defined as above) replacements, ordinary and extraordinary, foreseen and unforeseen, required to keep and maintain the Premises and all systems, equipment and apparatus appurtenant thereto or used in connection therewith in good order and condition, as determined by Landlord. At the end of the Lease term, Tenant shall surrender the Premises to Landlord in the same condition existing following completion of the Tenant improvements, subject to any subsequent improvements or alterations approved by Landlord (unless in connection with such approval Landlord requires that such improvements or alterations be removed at the end of the Lease term) and further subject to ordinary wear and tear.

                  B. Any repairs, maintenance and replacements and any labor performed or materials furnished in, on or about the Premises shall be performed and furnished by Tenant in strict compliance with all applicable laws, regulations, ordinances and all requirements of all duly constituted municipal authorities or other governmental bodies having jurisdiction over the Premises, the requirements of any board of underwriters having jurisdiction thereof and shall be performed in a quality manner

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                  C. Landlord or Landlord's management company may procure a service contract for the entire building of which the Premises is a part (for items such as the plumbing and HVAC components), and Tenant shall not be required to directly enter into a service contract with a service contractor. The costs of any such service contract obtained by Landlord (or Landlord's management company) for the building of which the Premises is a part shall be, notwithstanding paragraph 4B (ii), an "Operating Expense". In the event Landlord's (or its management company's) service contract covers additional buildings, the expense of such contract allocable to the building of which the Premises is a part shall constitute an "Operating Expense".

         7.       Insurance.

                  A. Tenant shall provide and keep in force with an insurance company having an A rating public liability insurance that might be required to protect the Landlord and Tenant against any and all liability with minimum limits of coverage with respect to bodily injury (including death) and property damage in the amount of not less than two million dollars ($2,000,000.00), which amount of coverage shall be reviewed periodically and increased periodically at the request of Landlord. All premiums and charges for any of the aforesaid policies shall be paid by Tenant.

                  B. Prior to the earlier of: (i) Tenant entering upon the Premises, and (ii) the Lease Commencement Date, Tenant shall provide Landlord with a certificate or certificates of the insurers with whom all insurance herein is in force and effect. All policies of insurance and such certificates shall have a clause to the effect that the Landlord shall be notified at least thirty (30) days prior to any change in or cancellation of said policies of insurance. At least thirty (30) days prior to the expiration of any such policy, Tenant shall furnish Landlord with evidence satisfactory to Landlord that the policy has been renewed or replaced.

                  C. Notwithstanding anything contained herein to the contrary, Tenant shall be fully responsible for any increase in Landlord's insurance premiums, if such increase is caused by any act or neglect of Tenant (and those acting under or at the request of Tenant including, but not limited to, Tenant's officers, directors, shareholders, employees, contractors and business invitees), or if such increase is due to the nature of Tenant's business.

         8.       Destruction of Premises.

                  A. Total Destruction of Premises. If the Premises are, without fault of Tenant, totally destroyed or so damaged by fire or other casualty that, in Landlord's opinion, the same cannot be repaired and restored within ninety
(90) days from the happening of such occurrence, this Lease shall absolutely cease and determine and the rent shall abate for the balance of the term.

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                  B. Partial Destruction of Premises. If the damage be less than total and such that the Premises can be restored, in Landlord's opinion, to approximately its former condition within ninety (90) days from the date of the casualty loss, Landlord will use reasonable efforts to restore the same with reasonable promptness. Rent shall be abated to the extent that Tenant is not reasonably able to conduct its business upon the Premises. In the event of a partial destruction during the last twelve (12) months of the Lease term, Landlord may, in the event Landlord makes an economic determination that the same would be prudent, elect not to will use its efforts to restore the Premises, in which event this Lease shall absolutely cease and determine and the rent shall abate for the balance of the term.

                  C. Non-Liability. Landlord shall not be liable for any damage, compensation or claim by reason of the necessity of repairing any portion of the Premises, the interruption of the use of the Premises, any inconvenience or annoyance arising as a result of such repairs or interruption or the termination of this Lease by reason of damage or destruction of the Premises or any part thereof. Provided, however, that Landlord covenants that Landlord shall, promptly upon becoming aware of the need for the same, commence and prosecute with diligence toward completion, any repairs for which Landlord has responsibility hereunder. Tenant further acknowledges that Landlord shall have no obligation to rebuild if Landlord's mortgagee does not make insurance proceeds available to Landlord in an amount to enable Landlord to rebuild (and, in the event Landlord does not rebuild, the Lease shall terminate as set forth in paragraph 8(A), above).

         9.       Condemnation.

                  A. Total Condemnation. In the event the entire Premises is taken or condemned by any public or quasi-public authority exercising the right of eminent domain, this Lease shall terminate as of the date the condemning authority takes possession of the Premises, with the same force and effect as though such date were the date fixed herein for expiration of the Lease term. The entire amount of any award for such taking shall belong to the Landlord, and Tenant hereby waives any other right it may have to any portion of such award. Notwithstanding the foregoing, Tenant may make a separate, independent condemnation claim for its relocation expenses and any other claim which does not in any manner interfere with or diminish Landlord's claim.

                  B. Partial Condemnation. In the event that a portion of the Premises, but less than the entire Premises, is taken or condemned for a public or quasi-public use, the minimum annual rental herein shall abate equitably in proportion to the area of the building on the Premises condemned as of the date on which the condemning authority shall take possession of the condemned property. Provided, however, that in the event the condemnation results in a taking of more than 10% of Tenant's square footage, Tenant may, in the event Tenant reasonably determines that Tenant's operations are materially and adversely affected, effectuate a termination as if such condemnation were a total condemnation pursuant to paragraph 9(A), above.

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         10.      Use and Compliance with Regulations.

                  Tenant hereby covenants and agrees that it will at no time use the Premises for any other use or purpose than lawful purposes and shall further only use the Premises for the uses set forth herein. Further, Tenant further agrees that it will not at any time use the Premises in any manner which is in violation of any municipal (including, but not limited to, township authorities, regulatory agencies and water and sewer authorities), state or federal law, rules, regulations or requirements. Tenant shall comply at its sole cost and expense with any and all municipal, state and federal rules, regulations, requirements or laws of any and every nature relating to the Premises and/or Tenant's occupancy and/or additional installations or improvements which may be required. Tenant shall, if required, obtain a certificate of occupancy for the Premises. Tenant hereby agrees to protect, indemnify and save Landlord harmless from and against any and all loss, damage, cost, expense (including attorneys' fees), causes of action, suits, demands, judgments and claims of any nature whatsoever arising as a result of Tenant's breach of the covenants contained in this paragraph, in addition to any other indemnification provisions set forth in this Lease. Tenant agrees that only sanitary waste shall be inserted into the sanitary sewer system. Tenant shall not maintain or permit any "hazardous materials" (as such term is defined by federal and/or state law), on or about the Premises, except in accordance with all applicable laws and regulations, and shall be solely responsible for compliance with RCRA, CERCLA, PAHSCA and all other environmental laws, rules and regulations (federal, state and local) in any manner relating to its use and occupancy of the Premises.

         11.      Indemnification.

                  Tenant shall keep, save and hold harmless Landlord from and against any and all damages, liability, losses, costs and expenses (including attorneys' fees) for anything and everything whatsoever arising from or out of the occupancy and/or use of the Premises by or under Tenant, Tenant's agents, servants, employees, contractors and/or business visitors, and from any loss or damage arising from any failure on Tenant's part to comply with any of the covenants, terms and conditions contained in this Lease. The indemnity obligations of Tenant herein and elsewhere in this Lease together with all accrued but unsatisfied obligations of Tenant herein shall survive the termination of this Lease.

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         12.      Mechanics' Liens.

                  Tenant shall not permit any mechanics', materialmen's or similar liens to be placed upon or remain upon the Premises for labor or material furnished to, for or on behalf of Tenant or claimed to have been furnished to, for or on behalf of Tenant in connection with work of any character performed or claimed to have been performed on the Premises by or with the consent of Tenant. Tenant may, however, contest the validity of any such lien or claim, provided Tenant shall provide Landlord security satisfactory to Landlord to ensure payment and to prevent any sale, foreclosure or forfeiture of the Premises by reason of such non-payment. Upon final determination of the validity of any such lien or claim, Tenant shall immediately pay any judgment or decree rendered against Tenant, Landlord or the property of which the Premises is a part, with all proper costs and charges and shall cause such lien to be released of record without cost to Landlord. Prior to the commencement of any work by or at the direction of Tenant, Tenant shall cause to be filed all necessary mechanics' lien waivers to prevent the filing of a mechanics' lien claim and shall provide Landlord and Landlord's counsel with a time-stamped copy of such filed documents.

         13.      Subordination.

                  This Lease shall be subordinate in all respects to the lien of any mortgage now or hereafter encumbering the Premises or any part thereof, with the same force and effect as if such mortgage had been executed, acknowledged, delivered and recorded prior to the execution of this Lease. The subordination provisions contained in this Article are and shall be effective without the necessity of any further act or writing by either party hereto, but Tenant agrees that it will, within five (5) days of Landlord's request, deliver such additional documents as any mortgagee may require to confirm such subordination. Tenant shall, at the request of any mortgagee or anyone acquiring title to Landlord's estate or the Premises by foreclosure, deed in lieu of foreclosure or otherwise, attorn to the then owner and recognize such owner as Landlord for the balance of the term of this Lease, subject to all of the terms and provisions hereof. This Lease and Tenant's tenancy hereunder shall further be subject to such easements and licenses now in existence or which may hereafter be created or granted. Notwithstanding the foregoing, in the event Landlord (or any mortgagee of Landlord) elects, Landlord (or such mortgagee or mortgages) may subordinate one or more mortgages to this Lease. Landlord shall use best business efforts to obtain from all mortgagees with an interest in the property of which the Premises is a part a reasonable non-disturbance agreement (or non-disturbance provisions in a subordination, non-disturbance and attornment document).

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         14.      Estoppel Certificate.

                  Tenant agrees to execute and deliver to any mortgagee or purchaser of the Premises within five (5) days of request an "Estoppel Certificate", stating the amount of rent due from Tenant hereunder, that this Lease remains in full force and effect without modification, that Tenant has no setoffs against rent (or if this Lease has been modified, or if Tenant believes Landlord is in breach hereunder, the exact nature of the modification or breach and the precise reasons therefor), together with such other reasonable representations and items requested by such mortgagee or purchaser.

         15.      Assignment and Subletting.

                  Tenant may not assign or sublet this Lease or the Premises in whole or in part without the prior written consent of Landlord, which Landlord will not unreasonably withhold or delay provided that all of the following conditions are satisfied:

                           (i) The proposed assignee meets Landlord's
then-current standards (a proposed sublessee need not meet such standards);

                           (ii) Tenant remains jointly and severally liable with
such assignee or sublessee;

                           (iii) The assignment, subletting and other
transactions be documented in a manner acceptable to Landlord and Landlord's counsel, with Tenant responsible for the legal fees incurred in connection therewith.

         16.      Waiver of Subrogation.

                  Landlord and Tenant hereby agree that all insurance policies which each of them shall carry to insure the Premises and all contents therein against casualty and other loss, and all liability policies which they shall carry pertaining to the use, occupancy of and operations at the Premises shall contain mutually acceptable waivers of the right of subrogation against Landlord and Tenant herein, their heirs, administrators, successors and assigns and each shall provide the other with evidence of compliance with the provisions of this paragraph prior to the Lease Commencement Date.

         17.      First Month's Rent and Security Deposit.

                  Tenant shall deposit with Landlord upon execution hereof, the sum of Twenty Nine Thousand One Hundred Sixty Six Dollars and Sixty Seven Cents ($29,166.67), representing the first month's rent and the further sum of Fifty Eight Thousand Three Hundred Thirty Three Dollars and Thirty Four Cents ($58,333.34), representing a one (1) month security deposit and an additional month's rent (which shall be applied toward the last month's rent

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hereunder, provided that the same has not been utilized as a result of a prior uncured default of Tenant). If Tenant fails to pay rent or any other charges due hereunder, or otherwise defaults with respect to any provision of this Lease, Landlord may use, apply or retain all or any portion of the sums held hereunder for the payment of any rent or other charge in default or for the payment of other sums to which Landlord may become obligated by reason of Tenant's default, or to compensate Landlord for any loss or damage which Landlord may suffer thereby. If Landlord uses or applies all or any part of such sums (and the Lease has not been terminated), Tenant shall immediately deposit cash with Landlord in an amount sufficient to restore the full amount hereinabove stated and Tenant's failure to do so shall be a material breach of this Lease. If Tenant performs all of Tenant's obligations hereunder, the sums hereunder that have not theretofore been applied by Landlord shall be returned to Tenant within thirty
(30) days of the termination of the Lease, provided that Tenant has provided Landlord with a forwarding address.

         18.      Inspection - Access.

Landlord may, at all reasonable times, by itself or its duly authorized agents, go upon and inspect the Premises and every part thereof and/or at its option to make repairs, alterations and replacements to the Premises or any part thereof (provided, however, that the foregoing right shall not relieve Tenant of or from any of its duties hereunder). Provided, however, that Landlord agrees that it will not enter upon the Premises except during business hours, without the consent of Tenant, unless required by an emergency condition.

         19.      Rights of Assignees.

                  All rights granted to Landlord hereunder may be exercised by any assignee of Landlord's right, title and interest in this Lease in his, her or their name, any statute, rule of court, custom or practice to the contrary notwithstanding. In addition, upon such assignment, Landlord may pay over any security deposit and any other sums held by Landlord hereunder to such assignee and, upon such payment, all obligations of Landlord to Tenant pertaining to such sums shall terminate. In addition, upon assignment of Landlord's interest herein to an assignee, all obligations of Landlord shall cease and terminate and the assignee alone shall be responsible therefor to Tenant.

         20.      Restrictions on Floor and Wall Loads.

                  Tenant shall not place a load on any floor or wall of the building upon the Premises which is greater than the floor load per square foot or wall load per square foot which such floor or wall was designed to bear and/or which is permitted by law.

         21.      Signs.

                  Tenant shall be permitted to place its name on the entrance door to the Premises with Landlord's prior written approval of Tenant's proposal. Landlord represents that monument

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signage will be available for the tenants of the building in which the Premises is located. Tenant shall be permitted 36.2% of all available signage on any such monument. Tenant shall, at Tenant's request, be the first tenant listed on such signage. Attached hereto as Exhibit "C" is ' 84-52 of West Goshen Township captioned "Sign Regulations", which (at Table 1) indicates that one (1) fifty
(50) foot sign is permitted for the Property, subject to the other provisions of ' 84-52 including, but not limited to, the bonus signage provisions of ' 84 - 52(S). Landlord and the Manager of the Brandywine Business Park shall, however, have aesthetic approval rights with regard to all such signage, which shall be installed at Tenant's sole cost and expense.



         22.      Quiet Enjoyment.

                  Upon payment by Tenant of all minimum annual rent and additional rent hereunder, as well as the satisfaction and performance by Tenant of all terms, conditions, covenants and provisions hereunder on the part to be observed and performed by Tenant, Tenant shall peaceably and quietly hold and enjoy the Premises for the term hereof without hindrance or interruption by Landlord, subject, nevertheless, to the terms, conditions, covenants and provisions of this Lease. As set forth in paragraph 13, above, Landlord shall use best business efforts to obtain non-disturbance provisions from existing and future mortgagees.


         23.      Events of Default - Remedies.

                  A. Specifically subject to paragraph L, below, the following events or any one or more of them shall be events of default under this Lease:

                     (i) Tenant shall fail to pay any minimum annual rental, additional rent or other sums payable hereunder when the same are due and payable; or

                     (ii) Tenant shall fail to perform or comply with any of the other terms, covenants, agreements or conditions hereof; or

                     (iii) Tenant shall make a general assignment for the benefit of creditors or shall admit in writing its inability to pay its debts as they become due, or shall file a petition in bankruptcy or shall be adjudged a bankrupt or insolvent, or shall file a petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or shall file an answer admitting or not contesting the material allegations of a petition against it in any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or any material part of its property; or

                     (iv) If within thirty (30) days after commencement of any proceedings against Tenant seeking any reorganization, arrangement, composition, readjustment, liquidation or dissolution or similar relief under any present or future statute, law or regulation, such proceedings shall not have been dismissed or if, within thirty (30) days after the appointment without the consent or acquiescence of Tenant of any trustee, receiver or liquidator of Tenant or any material part of its properties, such appointment shall not have been vacated.

                  B. In the event of any such event of default, Landlord at any time thereafter may exercise any one or more of the following remedies:

                     (i) Exclusion. Landlord may (but only in the event of Tenant's vacation of the Premises) change the locks on the Premises and/or any buildings upon the Premises and exclude Tenant, its servants, employees and others under it from the right to occupy the Premises and such action shall not be deemed to constitute an eviction. Tenant hereby releases Landlord from any liability for any damages sustained by Tenant or its property arising from the changing of locks and exclusion from the Premises in accordance with the above and Tenant hereby agrees to save Landlord harmless from any such liability.

                     (ii) Termination of Lease. Landlord may terminate this Lease without any right by Tenant to reinstate its rights by conditions hereof. Upon such termination, Tenant shall immediately surrender possession of the Premises to Landlord and Landlord shall immediately become entitled to receive from Tenant damages equal to the aggregate rentals reserved for the balance of the term, less the fair rental value of the Premises for the duration of the Lease Term (taking into account and deducting from such fair rental value all costs and expenses resulting from Tenant's default including, but not limited to the cost of refitting the Premises and costs of vacancy).

                     (iii) Reletting. With or without terminating this Lease, as Landlord may elect, Landlord may re-enter and repossess the Premises or any part thereof, and lease the Premises to any other person upon such terms as Landlord shall deem reasonable for a term within or beyond the term of this Lease; provided, however, that any such reletting prior to termination shall be for the account of Tenant, and Tenant shall remain liable for:

                           (1) All minimum annual rent, additional rent and
other sums which would be payable under this Lease by Tenant in the absence of such expiration, termination or repossession, less

                           (2) All net proceeds, if any, of any reletting
effective for the account of Tenant after deducting from such proceeds (without limitation), all repossession costs, brokers' commissions attributable to or allocable to the portion of Lease remaining following such default, attorneys' commissions, attorneys' fees and expenses, employees' expenses, alteration and refitting costs and the expenses of preparation for such reletting.

                           If the Premises are at the time of default sublet or
leased by Tenant to others (in strict accordance with the provisions of this Lease), Landlord may, as Tenant's agent, collect rents due from any subtenant or other tenant and apply such rents to the rent and other obligations due hereunder without in any way affecting Tenant's obligations to Landlord hereunder (provided that credit shall be given to Tenant for all net sums collected by Landlord from any such subtenant). Such agency, being given to Landlord for security, is hereby declared to be coupled with an interest and irrevocable.

                     (iv) Acceleration of Rent. Landlord may declare minimum annual rent and all items of additional rent for the entire balance of the then current term immediately due and payable, together with all other charges, payments, costs and expenses payable by Tenant as though such amounts were payable in advance on the date of the event of default occurred.

                     (v) Base Minimum Rent. Under no circumstances shall Landlord be entitled, as a result of the election of one or more remedies set forth above, to recover more than the aggregate base minimum rent set forth in paragraph 3A (and, if applicable, paragraph 28, below).

                  C. No expiration or termination of this Lease term pursuant to subparagraph (B)(ii) above or by operation of law or otherwise (except as expressly provided herein), and no repossession of the Premises or any part thereof or exclusion of Tenant from the Premises pursuant to subparagraph B, above, or otherwise shall relieve Tenant of its liabilities and obligations hereunder, all of which shall survive such exclusion, expiration, termination or repossession and Landlord may, at its option, sue for and collect rent and other charges due hereunder at any time and from time to time as and when such charges accrue.

                  D. With respect to any portion of the Premises which has been vacated by Tenant, Landlord may remove all property therefrom and store such property in a public warehouse or elsewhere at the cost of Tenant, without service of notice or resort to legal process and without being deemed guilty of trespass or becoming liable for any loss or damage which may be occasioned thereby.

                  E. Subject to B(v) above, no right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy herein or by law provided, but each shall be cumulative and in addition to every other right or remedy given herein or now or hereafter existing at law or in equity or by statute. In the event of a breach or threatened breach by Tenant of any provision of this Lease, Landlord shall have the further right of injunction, as if all other remedies were not provided for herein.

                  F. If Tenant shall default in the performance of any covenant or obligation required to be performed by it under this Lease, Landlord may perform the same for the account and at the expense of Tenant, after first giving notice to Tenant of its intention to do so. If Landlord at any time is compelled to pay or elects to pay any sum of money or to do any act which will require the payment of any sum of money by reason of the failure of Tenant to comply with any provisions hereof, or if Landlord is compelled to incur any expense, including counsel fees, in instituting, prosecuting or defending against any action or proceeding instituted by reason of any default of Tenant hereunder, the amount of such payments or expenses shall be paid by Tenant to Landlord immediately upon demand.

                  G. No waiver by Landlord of any breach by Tenant of any of its obligations, agreements or covenants hereunder shall be a waiver of any subsequent breach or of any other obligation, agreement or covenant, nor shall any forbearance by Landlord to seek a remedy for any breach by Tenant be a waiver by Landlord of its rights and remedies with respect to such or any subsequent breach.

                  H. UPON THE OCCURRENCE OF ANY EVENT OF DEFAULT, TENANT, WITH UNDERSTANDING OF THE RELINQUISHMENT OF CERTAIN RIGHTS TO WHICH TENANT WOULD OTHERWISE BE ENTITLED AS A MATTER OF LAW AND DUE PROCESS INCLUDING THE RIGHT TO NOTICE AND JUDICIAL HEARING, HEREBY EMPOWERS ANY PROTHONOTARY OR ATTORNEY OF COURT OF RECORD TO APPEAR FOR TENANT, WITH DECLARATION FILED, IN ANY AND ALL ACTIONS WHICH MAY BE BROUGHT FOR RENT AND/OR THE CHARGES, PAYMENTS, COSTS AND EXPENSES HEREIN RESERVED AS RENT, OR HEREIN AGREED TO BE PAID BY TENANT AND TO SIGN FOR TENANT AN AGREEMENT FOR ENTERING IN ANY COMPETENT COURT AN AMICABLE ACTION OR ACTIONS FOR THE RECOVERY OF SUCH RENT OR OTHER CHARGES, PAYMENTS, COSTS AND EXPENSES, AND IN SAID SUITS OR IN SAID AMICABLE ACTION OR ACTIONS TO CONFESS JUDGMENT AGAINST TENANT FOR ALL OR ANY PART OF THE RENT SPECIFIED IN THIS LEASE, AND OTHER CHARGES, PAYMENTS, COSTS AND EXPENSES RESERVED AS RENT OR AGREED TO BE PAID BY TENANT AND FOR INTEREST AND COSTS TOGETHER WITH AN ATTORNEYS' COMMISSION OF TEN PERCENT (10%) OR FIVE THOUSAND DOLLARS ($5,000.00), WHICHEVER SHALL BE GREATER. SUCH AUTHORITY SHALL NOT BE EXHAUSTED BY ONE EXERCISE THEREOF, BUT JUDGMENT MAY BE CONFESSED AS AFORESAID FROM TIME TO TIME AS OFTEN AS ANY OF SAID RENT AND/OR CHARGES, PAYMENTS, COSTS AND EXPENSES RESERVED AS RENT OR AGREED TO BE PAID BY TENANT SHALL FALL DUE OR BE IN ARREARS. NOTWITHSTANDING THE ABOVE AND NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, LANDLORD AGREES THAT LANDLORD SHALL ONLY BE ENTITLED TO CONFESS JUDGMENT FOR MONEY AGAINST TENANT FOR SUMS WHICH ARE DUE AND OWING AT THE TIME OF SUCH CONFESSION (I.E., LANDLORD AGREES THAT LANDLORD SHALL NOT BE ENTITLED TO CONFESS JUDGMENT AGAINST TENANT FOR ACCELERATED RENTALS COVERING PERIODS WHICH HAVE NOT THEN OCCURRED). THE FOREGOING SHALL IN NO MANNER LIMIT LANDLORD'S ABILITY TO CONFESS JUDGMENT FROM TIME TO TIME FOR SUMS THEN OUTSTANDING.

                  I. UPON THE EXPIRATION OF THE THEN CURRENT TERM OF THIS LEASE OR THE EARLIER TERMINATION OR SURRENDER HEREOF AS PROVIDED IN THIS LEASE, TENANT WITH UNDERSTANDING OF THE RELINQUISHMENT OF CERTAIN RIGHTS TO WHICH TENANT WOULD OTHERWISE BE ENTITLED AS A MATTER OF LAW AND DUE PROCESS, INCLUDING THE RIGHT TO NOTICE AND JUDICIAL HEARING, AGREES THAT IT SHALL BE LAWFUL FOR ANY ATTORNEY TO APPEAR AS ATTORNEY FOR TENANT AS WELL AS FOR ALL PERSONS CLAIMING BY, THROUGH OR UNDER TENANT AND

TO SIGN AN AGREEMENT FOR ENTERING IN ANY COMPETENT COURT AN AMICABLE ACTION IN EJECTMENT AGAINST TENANT AND ALL PERSONS CLAIMING BY, THROUGH OR UNDER TENANT AND THEREIN CONFESS JUDGMENT FOR THE RECOVERY BY LANDLORD OF POSSESSION OF THE PREMISES, FOR WHICH THIS LEASE SHALL BE ITS SUFFICIENT WARRANT, WHEREUPON IF LANDLORD SO DESIRES, A WRIT OF POSSESSION OR OTHER APPROPRIATE WRIT UNDER THE RULES OF CIVIL PROCEDURE THEN IN EFFECT MAY ISSUE FORTHWITH, WITHOUT ANY PRIOR WRIT OR PROCEEDINGS; PROVIDED, HOWEVER, IF FOR ANY REASON AFTER SUCH ACTION SHALL HAVE BEEN COMMENCED, THE SAME SHALL BE DETERMINED AND THE POSSESSION OF THE PREMISES REMAIN IN OR BE RESTORED TO TENANT, LANDLORD SHALL HAVE THE RIGHT FOR THE SAME DEFAULT AND UPON ANY SUBSEQUENT DEFAULT OR DEFAULTS, OR UPON THE TERMINATION OF THIS LEASE UNDER ANY OF THE TERMS OF THIS LEASE, TO BRING ONE OR MORE FURTHER AMICABLE ACTION OR ACTIONS AS HEREINBEFORE SET FORTH TO RECOVER POSSESSION OF THE PREMISES AND CONFESS JUDGMENT FOR THE RECOVERY OF POSSESSION OF THE PREMISES AS HEREINABOVE PROVIDED.

                  J. In any amicable action for ejectment and/or for recovery of damages, Landlord shall first cause to be filed in such action an affidavit made by it or someone acting for it, setting forth the facts necessary to authorize the entry of judgment and if a true copy of this Lease (and such affidavit shall be sufficient evidence of the truth of the copy) be filed in such action, it shall not be necessary to file the original as warrant of attorney, any rule of court, custom or practice to the contrary notwithstanding.

                  K. If proceedings shall be commenced by Landlord to recover possession under the Acts of Assembly and Rules of Civil Procedure, either at the end of the term or earlier termination of this Lease, or for nonpayment of rent or any other reason, Tenant specifically waives the right to the three (3) month notice and to the fifteen (15) or thirty (30) days' notice required by the Landlord and Tenant Act of 1951, and agrees that no notice shall be required in either or any such case.

                  L. Notwithstanding anything herein elsewhere contained to the contrary, Landlord agrees that Landlord will not exercise any right or remedy provided for in this Lease or allowed by law because of any default of Tenant, unless Landlord shall first have given written notice thereof to Tenant, and Tenant (i) within a period of ten (10) days thereafter shall have failed to pay the sum or sums due if the default consists of a failure to pay money, or (ii) if such default shall consist of anything other than the failure to pay a sum or sums due hereunder, Tenant shall have failed within a period of thirty (30) days after notice from Landlord to have commenced efforts toward the cure of such default and/or shall have failed to diligently proceed in good faith to effectuate such cure as expeditiously as possible; provided, however, that no such notice from Landlord shall be required nor shall Landlord be required to allow any part of the notice periods if such default by Tenant creates an emergency condition or if Tenant shall have removed from or shall be in the course of removing from the Premises, or Tenant shall have failed to provide the insurance required by this Lease, or if a Petition in Bankruptcy or for reorganization shall have been filed by or against the Tenant resulting in an order for relief in bankruptcy, or for reorganization, or if a receiver or trustee is appointed for Tenant, or if Tenant makes an assignment for the benefit of creditors; provided, further, however that Landlord shall not be required to give any notice required under this subparagraph L more than two (2) times within any twelve (12) month period for non-monetary events of defaults and shall not be required to provide any notice for monetary events of default in any calendar year during which Tenant has already twice failed to pay monetary obligations within ten (10) days of their due date.

         24.      Additional Provisions Relative to Alterations and Additions.

                  A. All proposed Tenant improvements shall be in accordance with schedules, plans and specifications to be supplied to Landlord by Tenant, all of which shall in all instances first be subject to Landlord's approval. Tenant shall provide Landlord with evidence that each contractor performing work on the Premises has adequate workmen's compensation insurance and general liability insurance for bodily injury or death to any person or persons and property damage, together with a certificate from the insurer (who shall be reasonably satisfactory to Landlord), naming Landlord as an additional insured and to the further effect that such insurance may not be cancelled or substantially modified without at least thirty (30) days' prior written notice to Landlord. The levels and amounts of insurances may be reviewed and increased pursuant to the standards set forth elsewhere herein.

                  B. In making any approved improvements, Tenant shall comply with any and all laws, statutes, ordinances, rules, regulations and requirements of the municipal and other duly constituted governmental authorities and insurance organizations.

         25.      Place of Payment of Rent and Notices.

                  All rent shall be payable without notice, demand, offset or defalcation to Landlord at the address hereinafter set forth. No payment by Tenant or receipt by Landlord of a lesser amount then the minimum rent or additional rent stipulated herein shall be deemed to be other than on account of the minimum annual rent or additional rent, nor shall any endorsement or statement on any check or any letter accompanying any such check or payment be deemed an accord and satisfaction, and Landlord may accept such check (and cash such check) or payment without prejudice to Landlord's right to recover the balance of such minimum annual rent or additional rent and to pursue any other remedy set forth in this Lease. Any notice, demand, request, consent, approval or communication that either party desires or is required to give to the other party under this Lease shall be in writing and shall be sent by certified mail, return receipt requested, and shall be deemed served upon receipt or refusal of the articles so sent. Notices shall be sent to the addresses set forth below:

         Landlord:                        Bryn Mawr Mall Associates
                                          P.O. Box 385
                                          Edgemont, PA  19028

         With a required copy to:         Christopher R. Zentgraf, Esquire
                                          Christopher R. Zentgraf, P.C.
                                          920 North Broad Street, Suite 8
                                          Lansdale, PA  19446

         Tenant:                          Fidelity Leasing, Inc.
                                          [Property Mailing Address to be Added]

         With a required copy to:         Richard J. Abt, Esquire
                                          Ledgewood Law Firm, P.C.
                                          1521 Locust Street - 8th Floor
                                          Philadelphia, PA  19102

         26.      Condition of Premises at Termination.

                  At the expiration of the term of the Lease, howsoever terminated, Tenant shall surrender the Premises to Landlord in the same condition as existed immediately following completion of the Tenant improvements referenced in paragraph 1C, above. The Premises shall be returned in good order and condition, broom clean, reasonable wear and tear alone excepted. Provided Tenant is not in default hereunder, all furniture and non-fixture equipment shall remain the property of Tenant and, provided Tenant is not in default hereunder, Tenant shall have the right to remove all furniture and non-fixture components.

         27.      Other Important Provisions.

                  A. Right of First Refusal; Right to Lease Vacant Space. Tenant shall have a right of first refusal with respect to the leasing of space in Building II, all strictly upon the terms and conditions more fully hereinafter set forth. In the event Landlord desires to lease to any third party any space within the building of which the Premises is a part, Landlord shall first provide Tenant with a "term sheet" containing the relevant terms, conditions and provisions of such proposed lease for the space. In the event Tenant desires to lease all such space referenced in the term sheet, upon all of the terms and conditions set forth in the term sheet, Tenant shall so advise Landlord, in writing, within ten (10) days of Landlord's transmittal of the term sheet to Tenant (and for the purposes of this paragraph only, Landlord may transmit such term sheet by facsimile and Tenant may transmit its response by facsimile). In the event Tenant so exercises Tenant's right of first refusal, Landlord shall either submit to Tenant an addendum to this Lease relative to the additional space or, alternatively, submit to Tenant a separate lease agreement for such additional space, which lease agreement shall, as nearly as possible, be identical in form and substance to this Lease (but shall contain all terms, conditions and provisions set forth in the term sheet, even if the same conflict with this Lease), except that the lease term for such space shall be coterminous with the term of this Lease. Provided, however, that in the event there shall be less than three (3) years under the then term of this Lease, Tenant may only exercise the rights of first refusal hereunder in the event Tenant simultaneously and validly exercises Tenant's First Option or Second Option. Tenant shall have six (6) days within which to execute such addendum or separate lease agreement. In the event Tenant affirmatively elects not to lease such additional space or, alternatively, fails to notify Landlord, in writing, within ten (10) days of Landlord's transmittal of the term sheet, or in the event Tenant fails to timely execute the addendum or new lease agreement, Landlord shall be permitted to lease the space to a third party under the terms and conditions of the Term Sheet. In the event Landlord so enters into such a lease with a third party, Tenant's rights of first refusal with respect to such contiguous space shall automatically expire and the provisions of this paragraph 27A shall be of no further force or effect during the term of that tenant but shall be reinstated thereafter. In the event Landlord does not enter into a lease on the terms and conditions of the Term Sheet within ninety (90) days of the date it was presented to Tenant, Tenant's right of first refusal with respect to such space shall be reinstated.

                  The above rights of first refusal shall only be available to Tenant during the term of this Lease and shall only be available to Tenant so long as Tenant is not in default under the terms and provisions of this Lease.

                  B. Personal Property. Tenant shall at all times be responsible for and shall pay before delinquency all municipal, county, state and/or federal taxes assessed against any leasehold interest or any personal property of any kind owned, installed or used by Tenant.

                  C. Brokers. Landlord and Tenant each represent and warrant to each other that they have not dealt with any brokers other than Smith Mack & Company, Inc. and The Flynn Company. Landlord will be responsible for the payment of the brokerage commission of Smith Mack & Co., Inc., and The Flynn Company pursuant to a separate agreement between Landlord and Smith Mack & Co., Inc. In the event a party shall breach the representations and warranties above relative to dealings with brokers, such breaching party shall indemnify, save and hold harmless the other party of, from and against any claims for commissions, broker's fees and similar fees arising therefrom.

                  D. Parties Bound. Specifically subject to the provisions of this Lease regarding consent by Landlord, this Lease shall be binding upon the parties hereto and shall be binding upon and inure to the benefit of and be enforceable by their respective heirs, administrators, successors and assigns.

                  E. Waiver of Custom. Landlord shall have the right at all times, any law, usage or custom notwithstanding, to enforce strictly the provisions of this Lease, and the failure of Landlord at any time or times, strictly to enforce any provision hereof shall not be construed as having created a custom or waiver in any way contrary to the specific provisions of this Lease or as having in any way or manner modified this Lease.

                  F. Number and Gender. For the purposes of this Lease, the singular shall include the plural and the plural shall include the singular and the masculine shall include the feminine and the neuter, as the context may require. The word "Landlord" as used herein shall mean the owner from time to time of the fee or equitable title to the Premises and upon transfer of fee or equitable title, the person named herein as Landlord shall have no further liability or obligation hereunder for all matters which occur or accrue following such transfer of fee or equitable title.

                  G. Captions. The captions contained herein are for the convenience of the parties only and shall not in any way modify, amplify, alter or give full notice of the provisions hereof.

                  H. Amendments. This Lease may be changed, waived, discharged or terminated only by an instrument in writing signed by the parties hereto.

                  I. Partial Invalidity. If any clause or provision of this Lease or the application thereof to any person or in any circumstance shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such clause or provision to persons or in circumstances other than those as to which it is valid or unenforceable, shall not be affected thereby, and each clause and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

                  J. Non-Recordability. Neither this Lease nor any memorandum hereof shall be recorded, and any efforts by Tenant to do so shall constitute a material default hereunder.

                  K. Landlord's Authority. Landlord covenants and represents that Landlord is duly authorized to enter into this Lease and perform all of the covenants, terms and conditions herein set forth.

                  L. Tenant's Authority. Tenant covenants and represents that Tenant is duly authorized to enter into this Lease and perform all of the covenants, terms and conditions herein set forth.

                  M. Limitation of Landlord's Liability. Landlord's responsibility under this Lease shall be limited to Landlord's interest in the Premises. Tenant agrees to look solely to Landlord's interest in the Premises for the collection of any judgment or similar legally binding judicial award and, in entering any such judgment or award, the person entering same shall request the prothonotary to mark the judgment or award index accordingly. Tenant acknowledges that, based upon Landlord's representations, Landlord is the equitable owner of the Premises and the Property and that Landlord shall under no circumstances be liable to Tenant for Landlord's inability to deliver possession of the Premises in accordance with the provisions of this Lease for reasons beyond Landlord's actual and direct control.

                  N. Time of the Essence. Time shall be deemed of the essence with respect to the performance of all obligations hereunder.

                  O. Governing Law. This Lease shall be governed by the laws of the Commonwealth of Pennsylvania.

                  P. Signage. Landlord shall have the right to display a "For Sale" sign at any time, and at any time within six (6) months of the expiration of this Lease a "For Rent" sign, or both "For Rent" and "For Sale" signs; and all such signs shall be placed upon such part of the Premises as Landlord may elect and may contain such information as Landlord may require. Prospective purchasers or tenants, authorized by Landlord, may inspect the Premises at reasonable hours at any time upon reasonable advance notice to Tenant so as to minimize the effect of same upon Tenant's use and enjoyment of the Premises.

                  Q. Entire Agreement. This Lease constitutes the entire agreement between the parties hereto. Except as specifically set forth herein, there are no promises, representations or understandings between the parties of any kind or nature whatsoever. All negotiations, drafts, conversations and written documents existing prior to the execution of this Lease shall be disregarded in connection with the interpretation and construction of this Lease and shall be deemed merged herein.

                  R. Effectiveness. The furnishing of the form of this Lease shall not constitute an offer and this Lease shall become effective upon and only upon its execution by and delivery to each party hereto.

                  S. Counterpart/Facsimile Execution. This Lease may be executed in multiple counterparts, which together shall constitute one binding agreement. Further, facsimile execution shall be binding and have the same force and effect as execution by original ink signatures.

                  T. Canon of Construction. This Lease has been reviewed and negotiated by the parties and their respective counsel. Accordingly, there shall not be applied any canon of construction to the effect that documents are to be construed against the drafting party and this Lease shall be interpreted fairly without any such canon.

                  U. Rules and Regulations. Landlord reserves the right to promulgate reasonable rules and regulations for the benefit of the Property and the tenants of the Property including, but not limited to, matters relating to parking, use and enjoyment of common amenities, aesthetics (e.g., window treatments), etc. Once promulgated, Landlord will provide Tenant and (all other tenants) with copies of such rules and regulations, which shall be binding upon Tenant and all other tenants. Provided, however, that Landlord alone shall be entitled to enforce such rules and regulations. Provided, further, that no such rules and regulations shall in any manner materially and adversely affect the rights, privileges and benefits provided Tenant hereunder.

                  V. Parking. Landlord represents that the Property will contain 205 parking spaces and that Tenant shall be permitted four (4) reserved parking spaces located in close proximity to Tenant's entrance. Tenant may mark such spaces as exclusive, but shall obtain Landlord's prior written consent as to the aesthetics of any such markings. Provided, further, that Landlord shall not in any manner be responsible for policing the exclusive parking spaces (and shall not be required to become involved in disputes relative to others parking or attempting to park within the exclusive areas).

         28.      Options to Renew.

                  A. First Option. Provided that Tenant is not in default under this Lease beyond any applicable notice and cure period, either at the time of exercise of Tenant's option or at the time the extended term commences, Tenant will have the option (the "First Option") to extend the term of this Lease beyond the initial 6 year, 2 month term (the "Initial Term") for an additional period of five (5) years (the "First Option Period"), upon the same terms, covenants and conditions of this Lease, except that the minimum monthly rent during the First Option Period will be determined as hereinafter set forth. In the event Tenant desires to exercise Tenant's First Option, Tenant shall, at least nine (9) months prior to the expiration of the Initial Term, so advise Landlord by an unequivocal written notice of such desire. Landlord shall, within thirty (30) days of receipt of such notice, advise Tenant in writing of the minimum monthly rent Landlord desires to charge for the First Option Period. Within thirty (30) days of Tenant's receipt of Landlord's notification, Tenant shall advise Landlord, in writing, of Tenant's election of one of the following: (i) Tenant's acceptance of Landlord's proposed rental provisions for the First Option Period (in which case Landlord and Tenant shall promptly enter into a Lease Extension Agreement incorporating Landlord's minimum monthly rental determination), or (ii) Tenant's desire to exercise the First Option, but with the minimum monthly rent for the First Option Period to be determined pursuant to subparagraph (C), below. In the event Tenant fails to notify Landlord of either option set forth in (i) and (ii), above, Tenant shall be deemed to have not exercised the First Option, and the Lease shall terminate at the expiration of the Initial Term. Unless otherwise agreed to by the parties in writing, Tenant's exercise of Tenant's option rights hereunder shall only be effective if it relates to all space being leased by Tenant at the time of such exercise.

                  B. Second Option. Provided that Tenant properly exercised the First Option and Tenant is not in default under this Lease beyond any applicable notice and cure period, either at the time of exercise of Tenant's option or at the time the second extended term commences, Tenant shall have a second option (the "Second Option") to extend the term of this Lease beyond the First Option Period for an additional period of five (5) years (the "Second Option Period"), upon the same terms, covenants and conditions of this Lease, except that the minimum monthly rent during the Second Option Period will be determined as hereinafter set forth. In the event Tenant desires to exercise Tenant's Second Option, Tenant shall, at least nine (9) months prior to the expiration of the First Option Period, so advise Landlord by an unequivocal written notice of such desire. Landlord shall, within thirty (30) days of receipt of such notice, advise Tenant in writing of the minimum monthly rent Landlord desires to charge for the Second Option Period. Within thirty (30) days of Tenant's receipt of Landlord's notification, Tenant shall advise Landlord, in writing, of Tenant's election of one of the following: (i) Tenant's acceptance of Landlord's proposed rental provisions for the Second Option Period (in which case Landlord and Tenant shall promptly enter into a Lease Extension Agreement incorporating Landlord's minimum monthly rental determination), or (ii) Tenant's desire to exercise the Second Option, but with the minimum monthly rent for the Second Option Period to be determined pursuant to subparagraph (C), below. In the event Tenant fails to notify Landlord of either option set forth in (i) and (ii), above, Tenant shall be deemed to have not exercised the Second Option, and the Lease shall terminate at the expiration of the First Option Term. Unless otherwise agreed to by the parties in writing, Tenant's exercise of Tenant's option rights hereunder shall only be effective if it relates to all space being leased by Tenant at the time of such exercise.

                  C. Option Period Monthly Rent. In the event Tenant exercises Tenant's option with respect to the First Option Period or Second Option Period pursuant to

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subparagraphs (A)(i) or (B)(i), above, the minimum monthly rent shall be as proposed by Landlord; in the event Tenant exercises Tenant's option pursuant to subparagraphs (A)(ii) or (B)(ii), above, the minimum monthly rent for the First Option Period (or Second Option Period, if applicable) shall be determined as follows:

                            1. The minimum monthly rent for the First Option
Period (or Second Option Period, as applicable) shall be the then-fair market rental value of the Premises, as determined in accordance with paragraph (C)
(2), below.

                            2. The "then-fair market rental value of the
Premises" shall be the minimum monthly rent for the First Option Period (or Second Option Period, as applicable) (which may not necessarily result in level rentals throughout the five (5) year term, but may provide for increased rentals during the term). In no event shall the "then-fair market rental value of the Premises" result in minimum monthly rent in an amount less than that in effect immediately prior to the expiration of the First Option Period (or Second Option Period, as applicable). To determine the "then-fair market rental value of the Premises," Landlord and Tenant each shall select one MAI appraiser within thirty
(30) days of Tenant's notice to Landlord pursuant to subparagraph (A)(ii) or
(B)(ii) (and each MAI so selected must be an MAI who is not currently, nor has ever been, engaged by either Landlord or Tenant). The two MAI appraisers so chosen shall, within thirty (30) days of the expiration of the thirty (30) day period set forth above, select a third MAI appraiser who shall, within thirty
(30) days of his/her appointment, alone determine the "then-fair market rental value of the Premises", analyzing and utilizing all factors which impact upon the "then-fair market rental value of the Premises", including giving effect to normal commissions, rent abatements and Landlord contributions to Tenant improvements for renewal tenants (with the proviso set forth above that base minimum rent may not be less than that in effect at the end of the Initial Term or First Option Period, as applicable). Said MAI's determination shall be final, binding and unappealable by the parties, and the parties shall thereafter enter into a Lease Extension Agreement prepared by Landlord and incorporating the fair market rental figure so determined by the MAI.

                  D. Time of Essence. Time shall be deemed specifically of the essence with respect to all provisions contained in this paragraph 28.

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

         IN WITNESS WHEREOF, intending to be legally bound hereby, the parties have executed this Lease as of the day and year first above written.

Witness:                              Landlord:

                                      Bryn Mawr Mall Associates, a
                                      Pennsylvania Limited Partnership


________________________               By:________________________________(SEAL)
                                          Carol J. McCloskey, General Partner


                                      Tenant:

                                      Fidelity Leasing, Inc.

Attest:


______________________(SEAL)          By:_________________________________
          ,  Secretary                              , President

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                              PREMISES SKETCH/PLAN

                                   EXHIBIT "A"
                               TENANT'S SPACE PLAN






                        [To be attached and agreed upon ]

                                   EXHIBIT "B"
              WEST GOSHEN TOWNSHIP CODE - ' 84-52. SIGN REGULATIONS

                                   EXHIBIT "C"